Exhibit 10.35

Joseph W. La Barge Executive Director & Corporate Counsel
Tengion, Inc.
2900 Potshop Lane, Suite 100
East Norriton, PA 19403 tel: (610) 292-8364 ext. 4863 fax: (610) 275-3754

February 23, 2010

Oxford Finance Corporation

133 N. Fairfax Street

Alexandria, VA 22314

Attention: John G. Henderson

Re:    Master Security Agreement No. 5081099

Dear Mr. Henderson:

Reference is made to that certain Master Security Agreement No. 5081099, dated as of July 20, 2005, as amended (the “MSA”), by and between Oxford Finance Corporation (“Oxford”) and Tengion, Inc. (the “Company”).

This letter serves to confirm that Section 7(a)(xvi) of the MSA will not apply to any issuance of stock in connection with the Company’s initial public offering of common stock (the “IPO”) and will not be applicable subsequent to the consummation of the IPO for so long as the Company is subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) or has a class of equity securities registered under Section 12 of the Exchange Act. This letter will also confirm that the words “Securities Act of 1933” in the last line of Section 7(a)(xvii) of the MSA should actually be “Securities Exchange Act of 1934.”

Please confirm your agreement to and acceptance of the attached by signing a copy of this letter and returning it to me.

Sincerely,

TENGION, INC.		OXFORD FINANCE CORPORATION

By:	/s/ Joseph W. La Barge	By:	/s/ John G. Henderson
	Joseph W. La Barge, Esq.		John G. Henderson
	Executive Director and Corporate Counsel		Vice President & General Counsel

cc:	Steven Nichtberger, MD